                                                                   Exhibit 10.29

                             EMPLOYMENT AGREEMENT
                             --------------------

   AGREEMENT made as of the 1st day of September, 1998, by and among L.S. Wholesale, Inc., a Massachusetts corporation with its main office in St. Thomas, U.S.V.I. (the "Employer"), Little Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. ("Little Switzerland"), and C. William Carey (the "Executive").

                                  WITNESSETH

   WHEREAS, the Executive is currently a director of the Employer;

   WHEREAS, the Executive possesses certain unique skills, talents and judgment as well as the knowledge of the Company's businesses, strategies and objectives; and

   WHEREAS, in order to provide for continuity in the executive management of the Company, which continuity is deemed to be vital to the continued growth and success of the Company, the Employer and Executive desire to provide for the Executive's employment by the Employer as its interim President and Chief Executive Officer.

   NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the Employer and the Executive mutually agree as follows:

     1.  Employment.  The Employer agrees to employ the Executive and the
         ----------
Executive agrees to be employed by the Employer on the terms and conditions hereinafter set forth.

     2.  Effective Date and Term. The commencement date (the "Commencement
         -----------------------
Date") of this Agreement shall be September 1, 1998. Subject to the provisions of Section 5 hereof, the term (the "Term") of the Executive's employment hereunder shall be the earlier of (i) one (1) year from the Commencement Date or
(ii) the date that a Chief Executive Officer and President commences employment. The last day of such Term is herein sometimes referred to as the "Expiration Date."

     3.  Compensation and Benefits. The compensation and benefits payable to the
         -------------------------
Executive under this Agreement shall be as follows:

            a.  Salary.  For all services rendered by the Executive under this
                ------
     Agreement, the Employer shall pay the Executive a total salary as follows:

                (1) Base Salary.  For the Term, the Employer shall pay the
                    -----------
            Executive a base salary at an annual rate (the "Base Salary") equal to Three Hundred Fifty Thousand Dollars ($350,000); provided, however, (i) that the Employer shall pay the Executive a minimum of Eighty-Seven Thousand Five Hundred Dollars ($87,500) in Base Salary if the Expiration Date occurs on or before December 1, 1998 or (ii) the Employer shall pay the Executive a minimum of One Hundred Seventy-Five Thousand Dollars ($175,000) in Base Salary if the Expiration Date occurs on or after December 2, 1998 (collectively the "Minimum Salary"). The amount of Base Salary actually paid to the Executive hereunder prior to the Expiration Date shall be deducted from the amount payable to the Executive as Minimum Salary.

                (2) Bonus.  During the Term, the Employer shall pay to the
                    -----
            Executive a quarterly bonus (the "Bonus") up to a maximum of Fifty Thousand Dollars ($50,000) per fiscal quarter of Little Switzerland subject to meeting the criteria set forth in clause (i) or (ii) below, as applicable:

                    (i) The criteria for the Bonus for the second fiscal quarter of Little Switzerland shall be as follows:

                        (a) Successful development of a business plan designed
                    to restructure the organization of Little Switzerland in order to reduce costs with an aim toward future profitable earnings by Little Switzerland;

                        (b) Successful renewal or extension by the end of the
                    second week of December 1998 of the credit facility with the Bank of Nova Scotia, which is currently being considered for renewal or extension, including, without limitation, submitting an acceptable business plan to such bank;

                        (c) Significant progress in the negotiations with the
                    Chase Manhattan Bank concerning the renewal or extension of the credit facility with such bank when the existing credit facility is considered for renewal or extension during the third fiscal quarter of Little Switzerland;

                        (d) Evidence of progress in the resolution of the
                    ongoing tax audit with governmental authorities in Aruba with an aim toward resolution of issues in a timely manner;

                        (e) Successful production of profit and loss statements
                    for each of Little Switzerland's retail stores;

                        (f) Earnings per share for the second fiscal quarter of
                    Little Switzerland being equal to or less than a loss of $.26 per share; and

                        (g) Net sales for the second fiscal quarter of Little
                    Switzerland being equal to or greater than $15,337,000.

                The criteria set forth in clauses (f) and (g) above shall each be valued at 25% of the maximum quarterly Bonus for the second fiscal quarter of Little Switzerland, and the remaining criteria set forth in clauses (a) through (e) above shall each be valued at 10% of the maximum quarterly Bonus for the second fiscal quarter of Little Switzerland. The Board of Directors shall review and take into account any documented extraordinary items prior to making their determination as to whether the Executive has met the criteria set forth in clauses (f) and (g) above.

                    (ii) The Bonus for any fiscal quarter of Little Switzerland, other than the second fiscal quarter, which shall be determined pursuant to clause (i) above, will be based upon performance and other criteria to be mutually agreed upon by the Employer and the Executive prior to the applicable quarter; provided, however, that the criteria for each of the third and fourth fiscal quarters of Little Switzerland relating to earnings per share and net sales shall be the numbers set forth in the 1999 Operating Plan of Little Switzerland as approved by the Board of Directors of Little Switzerland. The Board of Directors shall review and take into account any documented extraordinary items prior to making their determination as to whether the Executive has met the criteria for earnings per share and net sales during the third and fourth fiscal quarters of Little Switzerland.

            The Board of Directors of Little Switzerland shall determine whether the criteria set forth in clause (i) or (ii) above have been met. In connection with the foregoing, the Executive shall neither vote in his capacity as a director of Little Switzerland on any matter related to such determination nor participate in any meeting or discussions of the Board of Directors related to such determination. Notwithstanding the foregoing, the Executive may make a presentation to the Board of Directors that is solely limited to his determination whether such criteria have been met. The Employer may pay the Executive up to one hundred percent (100%) of the quarterly Bonus, if any, for each fiscal quarter or part thereof that the Executive is employed by Little Switzerland.

     The Executive's Base Salary shall be payable in periodic installments in accordance with the Employer's usual practice for payment of compensation to its senior executives. The Bonus, if any, shall be payable within five (5) calendar days after receipt by the Board of Directors of Little Switzerland of the status of the non-financial criteria and the financial statements for the fiscal quarter for which the Bonus applies certified by the Chief Financial Officer of Little Switzerland.

         b. Stock Bonus Plan.  On the Commencement Date, the Executive will be
            ----------------
awarded an option (the "Option") to purchase 150,000 shares of common stock, par value $.01 per share, of Little Switzerland upon the terms and conditions set forth in the Non-Qualified Stock Option Agreement, dated as of the date hereof, by and between the Executive and Little Switzerland.

         c. Living Expenses. The Executive shall be entitled to reimbursement
            ---------------
for reasonable expenses actually incurred for the purpose of maintaining a place of residence in St. Thomas, U.S.V.I. (the "Living Expense") up to an aggregate amount not to exceed Fifty Thousand Dollars ($50,000). The Executive shall also be entitled to reimbursement for reasonable expenses actually incurred in connection with one round trip commute per month between the Executive's place of residence in Boston, Massachusetts, U.S. and his place of residence in St. Thomas, U.S.V.I. The Executive shall account promptly for the expenses set forth above to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy.

     The Living Expense shall be payable to the Executive in equal installments of Twelve Thousand Five Hundred Dollars ($12,500) at the beginning of each fiscal quarter of the Little Switzerland.

         d. Professional Fees. The Executive shall be entitled to reimbursement
            -----------------
for reasonable personal attorney's fees and expenses actually incurred by the Executive in connection with the negotiation of this Agreement and the matters contemplated hereby up to an aggregate amount not to exceed Four Thousand Five Hundred Dollars ($4,500). The Executive shall account promptly for such expenses to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy.

         e. Relocation Expenses. The Employer shall pay to or on behalf of the
            -------------------
Executive all reasonable moving and relocation expenses actually incurred by the Executive in moving to and from St. Thomas, U.S.V.I. up to an aggregate amount not to exceed Five Thousand Dollars ($5,000). The Executive shall account promptly for such expenses to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy.

         f. Regular Benefits. The Executive shall be entitled to participate in
            ----------------
any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans and other benefit plans (including, without limitation, any 401(k) plans) from time to time in effect for senior executives of the Employer. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the

Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

     The Executive also shall be entitled to reimbursement for all ordinary and necessary business expenses incurred by the Executive in connection with the advancement of Little Switzerland's and the Employer's interests and the discharge of his duties and responsibilities hereunder, including without limitation, all travel and lodging expenses; provided, however, that the Executive accounts promptly for such expenses to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy.

         g. Success Fee Arrangement.  The Executive hereby acknowledges that
            -----------------------
Little Switzerland, at this time, is no longer pursuing a sale of Little Switzerland or any other strategic business alternatives. The Executive further hereby acknowledges that (i) the Investment Banking Committee of the Board of Directors of Little Switzerland, of which the Executive was a member, has been terminated, (ii) the Success Fee Agreement, dated as of February 4, 1998, between the Executive and Little Switzerland is no longer in effect and (iii) the Executive and Little Switzerland will enter into a new success fee agreement, substantially in the form attached hereto as Exhibit A.
                                                        ---------

     4.     Capacity and Extent of Service.
            ------------------------------

         a. The Executive shall serve the Employer as interim President and Chief Executive Officer beginning on September 1, 1998 and shall serve the Employer in such other or additional offices in which he may be reasonably requested to serve.

         b. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Board of Directors of the Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of his duties and responsibilities hereunder. In accordance with the foregoing, the Executive shall not engage in any other business activity, except as may be approved by the Board of Directors of Little Switzerland; provided, however, that nothing herein shall be construed as preventing the Executive from:

               (1) investing his assets in a manner not otherwise prohibited by this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

               (2) serving on the board of directors of any company, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company;

               (3) continuing to perform consulting services for persons or entities other than Little Switzerland so long as such activities do not interfere with Executive's ability to perform his responsibilities for Little Switzerland, are not competitive with the business conducted by Little Switzerland in its market area, and do not consume a material amount of his time; or

               (4) engaging in religious, charitable or other community or nonprofit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

         c. The Executive shall resign as Chairman of the Board of Directors of Little Switzerland effective as of the Commencement Date. The Executive shall continue to serve as a Director of Little Switzerland until his successor is duly elected and qualified and subject to being elected by the Company's stockholders at the next annual meeting, or special meeting in lieu thereof. Pursuant to Article II of the Amended and Restated Bylaws of Little Switzerland, as in effect on the date hereof, so long as the Executive is employed by the Employer and remains a Director of Little Switzerland, he shall not be entitled to receive any salary or other compensation for his services as a Director of Little Switzerland, including, without limitation, any director or committee member fees.

         d. The Consulting Agreement, dated as of June 2, 1996, between the Executive and Little Switzerland (the "Consulting Agreement") shall be terminated effective as of the Commencement Date. In consideration of the Executive waiving Section 4(c) of the Consulting Agreement, pursuant to which the Company is required to give the Executive 90 days' prior written notice to terminate the Consulting Agreement, Little Switzerland shall pay, simultaneously with the execution of this Agreement, the Executive Thirty-Seven Thousand Five Hundred Dollars ($37,500).

     5.  Termination.  Notwithstanding the provisions of Section 2, subject to
         -----------
the following provisions, the Executive's employment hereunder shall terminate under the following circumstances without further liability on the part of the Employer or right of the Executive to receive any payments except as otherwise provided in this Agreement:

         a. Death.  In the event of the Executive's death during the Executive's
            -----
employment hereunder, the Executive's employment shall terminate on the date of his death.

         b. Termination by the Employer for Cause. The Executive's employment
            -------------------------------------
hereunder may be terminated for cause (as defined below) by written notice to the Executive setting forth in reasonable detail the nature of such cause, effective upon delivery of such notice. Only the following shall constitute "cause" for termination pursuant to this Section 5.b.:

               (1) Deliberate dishonesty of the Executive with respect to the Employer or any subsidiary or affiliate thereof;

               (2) Conviction of the Executive of a crime involving moral turpitude ;

               (3) Material failure to perform a substantial portion of his duties and responsibilities hereunder, which failure continues for more than thirty (30) days after written notice given to the Executive pursuant to a two thirds vote of all of the members of the Board of Directors of Little Switzerland (exclusive of the Executive), each such vote to set forth in reasonable detail the nature of such failure; or

               (4) Gross or willful misconduct of the Executive with respect to the Employer or any subsidiary or affiliate thereof.

         c. Termination by the Executive for Cause.  The Executive's employment
            --------------------------------------
hereunder may be terminated by the Executive by written notice to the Board of Directors of Little Switzerland effective thirty (30) days after the giving of such notice in the event of a material breach by the Employer of any provision of this Agreement, which breach shall continue for more than thirty (30) days after the date on which the Board of Directors of Little Switzerland receives such notice.

         d. Termination by the Employer Without Cause.  The Executive's
            -----------------------------------------
employment with the Employer may be terminated without cause by a two-thirds vote of all of the members of the Board of Directors of Little Switzerland (exclusive of the Executive) on written notice to the Executive effective upon thirty (30) days after the giving of such notice.

         e. Termination by the Executive Without Cause.  The Executive may
            ------------------------------------------
terminate his employment with the Employer without cause on written notice to the Employer effective upon thirty (30) days after the giving such notice.

         f. Disability.   If, due to physical or mental illness, the Executive
            ----------
shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder (a "Substantial Disability"), the Employer may designate another executive to act in his place during the period of such disability. For a period of up to two (2) months subsequent to the commencement of a Substantial Disability, the Employer shall continue to pay to the Executive his salary and benefits in accordance with Section 3 hereof. If, at the end of such two-month period the Executive shall continue to have a Substantial Disability, the Executive's employment may be terminated by a two-thirds vote of all of the members of the Board of Directors of Little Switzerland (exclusive of the Executive) without further liability to the Employer or Little Switzerland. If any question shall arise as to whether during any period the Executive suffered a Substantial Disability, the Executive may, and at the request of the Employer will, submit to the Employer a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the Employer has no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive.

         g. Employer's Termination Determination.  Notwithstanding anything to
            ------------------------------------
the contrary contained herein, the Executive shall not be entitled to vote in his capacity as a member of the Board of Directors of Little Switzerland on any matter related to termination of the Executive by the Employer for cause, termination of the Executive by the Employer without cause or determination of whether a Substantial Disability existed.

     6.  Noncompetition and Confidential Information.
         -------------------------------------------

         a. Noncompetition.  During the period of the Executive's employment by
            --------------
the Employer pursuant to this Agreement, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined in Section 8 hereof), compete in Little Switzerland's or the Employer's market area (defined as any country or other jurisdiction in which Little Switzerland or the Employer conducts business as of the effective date of termination) with the business conducted by Little Switzerland or the Employer during the period of his employment hereunder, nor will he attempt to hire any employee of Little Switzerland or the Employer, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with Little Switzerland or the Employer, or solicit or encourage any customer of Little Switzerland or the Employer to terminate its relationship with Little Switzerland or the Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with Little Switzerland or the Employer.

         b. Confidential information. The Executive will not disclose to any
            ------------------------
other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of Little Switzerland or the Employer obtained by him incident to his employment with the Employer. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) of Little Switzerland or the Employer but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder.

         c. Relief; Interpretation.  The Executive agrees that the Employer
            ----------------------
shall be entitled to injunctive relief for any breach by him of the covenants contained in this Section 6. In the event that any provision of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of this
Section 6, the term "Employer" shall mean L.S. Wholesale, Inc. and any of its subsidiaries, affiliates, predecessors and successors.

     7.  Conflicting Agreements. The Executive hereby represents and warrants
         ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     8.  Definition of "Person".   For purposes of this Agreement, the term
         ----------------------
"Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

     9.    Taxation of Payments and Benefits.
           ---------------------------------

          a. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. All payments made by the Employer under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          b. Notwithstanding the foregoing, the Employer shall pay to the Executive an additional payment (the "Gross-up Payment") for otherwise taxable reimbursements made to the Executive under Section 3.c. of this Agreement, provided that the Employer shall use its standard gross-up methodology in calculating the Gross-up Payment to be paid to the Executive. Under the Employer's standard gross-up methodology, the Employer makes a taxable payment equivalent to the Employer's reasonable estimate of the Executive's federal, state and any local income taxes and the Executive's FICA taxes on the amount to be grossed up.

     10. Arbitration of Disputes.  Any controversy or claim arising out of or
         -----------------------
relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this
Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

     11. Assignment:  Successors and Assigns.  Neither the Employer nor the
         -----------------------------------
Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     12. Enforceability.  If any portion or provision of this Agreement shall to
         --------------
any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13. Waiver. No waiver of any provision hereof shall be effective unless
         ------
made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     14.    Notices. All notices, requests, demands and other communications
            -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors. Any such notice shall be deemed to be effective and therefore given upon the following dates: (i) if such notice is delivered in person the date on which such delivery is done; or (ii) if such notice is sent by registered or certified mail, postage prepaid, the date which is three (3) days subsequent to the date on which such notice is mailed.

     15. Amendment. This Agreement may be amended or modified only by a written
         ---------
instrument signed by the Executive and by a duly authorized representative of the Employer.

     16. Governing Law:  Consent to Jurisdiction.  It is the parties' intention
         ---------------------------------------
that the terms of employment under this Agreement shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts. To the extent that any court action is permitted consistent with or to enforce
Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Employer and Executive (a) submit to the personal jurisdiction of such courts and (b) consents to service of process.

     17.    Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document.

                                 [END OF TEXT]

  IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by each of the Employer and Little Switzerland, by their duly authorized officers and/or directors, and by the Executive, as of the date first above written.

                              L.S. WHOLESALE, INC.


                              By: /s/ William K. Canfield
                                  -----------------------
                                  Name: William K. Canfield
                                  Title: Vice President



                              LITTLE SWITZERLAND, INC.



                              By: /s/ Kenneth W. Watson
                                  ---------------------
                                  Name: Kenneth W. Watson
                                  Title:   Director


                              By: /s/ John E. Toler, Jr.
                                  ----------------------
                                  Name: John E. Toler, Jr.
                                  Title:   Director


                              By: /s/ Timothy B. Donaldson
                                  ------------------------
                                  Name: Timothy B. Donaldson
                                  Title:   Director


Dated: January 21,1999        By: /s/ Adriane J. Dudley
       ---------------            ---------------------
                                  Name: Adriane J. Dudley
                                  Title:   Director


                                  EXECUTIVE:



                                  /s/ C. William Carey
                                  --------------------
                                  C. William Carey